EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS THIRD QUARTER RESULTS

Improving markets encourage client engagement

SAN FRANCISCO, October 15, 2009 – The Charles Schwab Corporation announced today that its net income was $200 million for the third quarter of 2009, down 34% from the third quarter of 2008. For the nine months ended September 30, 2009, the company’s net income was $623 million, down 31% from the year-earlier period. As previously discussed by the company, Schwab’s year-to-date 2009 financial results have been impacted by revenue declines stemming from falling interest rates and generally lower equity market valuations, which have been partially offset by expense reduction measures.

Chairman Charles Schwab said, “The equity markets’ sustained rebound from March lows has reminded us all of the importance of developing an investment plan and sticking with it in all market cycles. Here at Schwab, we have seen the fear that gripped investor sentiment in 2008 and early 2009 begin to subside, with branch, website, and phone traffic all showing signs that more individuals are reexamining their investing strategies and looking for direction in managing their investments for the future. Our clients know they can turn to us for help in finding the right path forward – help that we provide through a combination of time-tested investment principles, market and economic perspectives and personalized guidance, along with access to the independent investment advisors served by the company. These capabilities are part of the uniquely comprehensive range of advice, products and services – at a great value – available to assist our clients with achieving their individual objectives. In addition, after yet another quarter of solid operating performance, Schwab maintains the financial strength and stability that investors expect in a trusted financial services relationship.”

	Three Months Ended —September 30,—%			Nine Months Ended —September 30,—%
Financial Highlights	2009	2008	Change	2009	2008	Change
Net revenues (in millions)	$1,011	$1,251	(19%)	$3,207	$3,866	(17%)
Net income (in millions)	$200	$304	(34%)	$623	$904	(31%)
Diluted earnings per share	$.17	$.26	(35%)	$.54	$.78	(31%)
Pre-tax profit margin	31.7%	39.9%		31.5%	39.3%
Return on stockholders’ equity (annualized)	17%	31%		19%	31%

CEO Walt Bettinger said, “It’s clear that our clients have no intention of setting aside their financial affairs in the face of even the toughest environments – and that they need and expect Schwab to be ready to help them regardless of current conditions. Right now, some individuals are relying on professional guidance to rebuild their participation in the equity markets, while others remain more comfortable emphasizing low-risk cash and FDIC-insured deposit products. In addition, the independent advisors served by Schwab are seeing increased demand for their expertise. Overall, we attracted another $20 billion in net new assets during the third quarter, added 181,000 new brokerage accounts, and ended the quarter with banking accounts and retirement plan participants up 67% and 10%, respectively, over year-earlier levels. Total client assets reached $1.36 trillion, up 5%, reflecting both improved equity market valuations and our success in continuing to attract and retain clients.”

“Ultimately, further growth in our client base will be heavily influenced by how well we serve our clients, so we continue to balance appropriate investment in our client service capabilities with disciplined financial management as we deal with revenue headwinds,” Mr. Bettinger said. “While growth in assets and accounts are direct measures of progress for us, we believe the fact that our internal measure of client loyalty – known as our Client Promoter Score – is actually higher now than at the beginning of the financial crisis, as well as our recent first-place finish in the 2009 J.D. Power Self-Directed Investor Study of client satisfaction, are both strong endorsements of our approach.”

CFO Joe Martinetto commented, “Our financial picture continues to evolve as expected given the environment, with a healthy balance sheet and solid profitability even in the face of ongoing revenue pressures. Impairment losses on our investment portfolio remain contained and centered in our holdings of Alt-A mortgage-backed securities – credit-related charges recognized during the quarter totaled $11 million. In addition, the delinquency, nonaccrual, and loan loss reserve ratios for Schwab Bank’s loan portfolio were 0.78%, 0.37%, and 0.63%, respectively, at month-end September, remaining well below national averages. We have well over $1 billion in readily available cash at the Parent level and we retain ample flexibility to support the company’s ongoing growth.”

Mr. Martinetto added, “Our third quarter revenues were down 19% from the year-earlier period, reflecting the headwinds we’ve been discussing for some time. Net interest revenue declined 34% year-over-year despite continued growth in client cash balances as further reductions in short-term interest rates lowered investment portfolio yields. Asset management and administration fees were helped by improving asset valuations, but money market fund fee waivers increased to $78 million as anticipated, resulting in a 24% decline. In addition, client trading activity slowed modestly from year-earlier levels, leading to a 4% drop in trading revenues. By sticking to our expense commitments, we were able to reduce costs by 8% for the quarter, which enabled the company to achieve a 32% pre-tax profit margin and a 17% return on equity.”

Business highlights for the third quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 29,000, up 41% year-over-year. Total accounts reached 5.3 million as of September 30, 2009, up 3% year-over-year.

•	Year to date, new households enrolled in Schwab’s fee-based advice offerings = 30,000, up 56% from the same period in 2008.

•	More than 1,600 client facing representatives completed a rigorous training curriculum covering Schwab’s solutions for clients nearing, and transitioning to, retirement.

Institutional Services

Advisor Services

•

Launched the next-generation Schwab Advisor Center™ website which offers new features and functionality enabling independent advisors to explore and use client data in a more flexible and efficient way.

•

Announced enhancements to the Company’s Business Consulting Services offer to include a Technology Adoption Scorecard, the elimination of fees tied to Schwab’s Mergers & Acquisitions Listing Service, and access to personalized client surveying tools to help fuel growth and improve efficiency.

•

Released a new semi-annual Independent Advisor Outlook Study, which measures the current views of nearly 1,200 advisors with more than $280 billion in total assets under management on a variety of topics, including the economic and political landscape, market opportunities, and client concerns.

Corporate and Retirement Services

•

Retirement plans converted to Schwab administration during the quarter = 28, with approximately 9,300 participants, compared with 62 plans and approximately 29,300 participants in 3Q08. Year-to-date plan conversions/participants of 155/141,000 are consistent with the Company’s expectations for 2009.

•

Introduced a new Co-Sourced Stock Plan Administration offer, which enables stock plan administrators to operate more efficiently by shifting certain functions to Schwab, including recordkeeping and reconciliation of plan activity; report generation, scheduling and distribution; and plan participant statements and confirmations.

•

Two Schwab-administered retirement plans were recognized in the Profit Sharing/401(k) Council of America 2009 Signature Awards program. In addition, Schwab won two APEX Awards for Publication Excellence.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $38.2 billion, up 61% year-over-year.

•	Outstanding mortgage and home equity loans = $6.7 billion, up 26% year-over-year.

•	First mortgage originations during the quarter = $825 million.

•	Schwab Bank High Yield Investor Checking® accounts = 392,000, with $6.5 billion in balances.

Supporting schedules are either attached or located at: [http://www.aboutschwab.com/media/xls/q3_2009_schedule.xls]

About Charles Schwab

The Charles Schwab Corporation (Nasdaq: SCHW) is a leading provider of financial services, with more than 300 offices and 7.6 million client brokerage accounts, 1.5 million corporate retirement plan participants, 667,000 banking accounts, and $1.36 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Named Highest in Investor Satisfaction by J.D. Power and Associates, its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through its Advisor Services division. The Charles Schwab Bank (member FDIC) provides banking and mortgage services and products. More information is available at www.schwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Revenues
Asset management and administration fees	$451	$596	$1,439	$1,827

Interest revenue	356	497	1,063	1,485
Interest expense	(62)	(50)	(161)	(192)

Net interest revenue	294	447	902	1,293

Trading revenue	241	252	772	728
Other	36	—	132	62

Total other-than-temporary impairment losses	(52)	(44)	(239)	(44)
Noncredit portion of loss recognized in other comprehensive income	41	—	201	—

Net impairment losses on securities	(11)	(44)	(38)	(44)

Total net revenues	1,011	1,251	3,207	3,866

Expenses Excluding Interest
Compensation and benefits	371	390	1,173	1,265
Professional services	70	86	194	254
Occupancy and equipment	67	75	245	221
Advertising and market development	34	47	141	181
Communications	48	51	155	155
Depreciation and amortization	38	38	121	113
Other	63	65	168	156

Total expenses excluding interest	691	752	2,197	2,345

Income from continuing operations before taxes on income	320	499	1,010	1,521
Taxes on income	(120)	(195)	(387)	(599)

Income from continuing operations	200	304	623	922
Loss from discontinued operations, net of tax	—	—	—	(18)

Net Income	$200	$304	$623	$904

Weighted-Average Common Shares Outstanding — Diluted	1,163	1,158	1,160	1,157

Earnings Per Share — Basic
Income from continuing operations	$.17	$.26	$.54	$.80
Loss from discontinued operations, net of tax	$—	$—	$—	$(.01)
Net income	$.17	$.26	$.54	$.79
Earnings Per Share — Diluted
Income from continuing operations	$.17	$.26	$.54	$.80
Loss from discontinued operations, net of tax	$—	$—	$—	$(.02)
Net income	$.17	$.26	$.54	$.78

Dividends Declared Per Common Share	$.06	$.06	$.18	$.16

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q3-09 % change		2009			2008
(In millions, except per share amounts and as noted)	vs. Q3-08	vs. Q2-09	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net Revenues
Asset management and administration fees	(24%)	(7%)	$451	$486	$502	$528	$596
Net interest revenue	(34%)	(3%)	294	302	306	372	447
Trading revenue	(4%)	(11%)	241	272	259	352	252
Other (1)	N/M	(5%)	36	38	58	32	—
Net impairment losses on securities (2)	(75%)	(15%)	(11)	(13)	(14)	—	(44)

Total net revenues	(19%)	(7%)	1,011	1,085	1,111	1,284	1,251

Expenses Excluding Interest
Compensation and benefits	(5%)	(2%)	371	377	425	402	390
Professional services	(19%)	9%	70	64	60	80	86
Occupancy and equipment	(11%)	(31%)	67	97	81	78	75
Advertising and market development	(28%)	(31%)	34	49	58	62	47
Communications	(6%)	(11%)	48	54	53	56	51
Depreciation and amortization	—	(7%)	38	41	42	39	38
Other (3)	(3%)	(7%)	63	68	37	60	65

Total expenses excluding interest	(8%)	(8%)	691	750	756	777	752

Income before taxes on income	(36%)	(4%)	320	335	355	507	499
Taxes on income	(38%)	(8%)	(120)	(130)	(137)	(199)	(195)

Net Income	(34%)	(2%)	$200	$205	$218	$308	$304

Basic earnings per share	(35%)	(6%)	$.17	$.18	$.19	$.27	$.26
Diluted earnings per share	(35%)	(6%)	$.17	$.18	$.19	$.27	$.26
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding – diluted	—	—	1,163	1,160	1,156	1,158	1,158

Performance Measures
Pre-tax profit margin			31.7%	30.9%	32.0%	39.5%	39.9%
Return on stockholders’ equity (annualized)			17%	18%	21%	30%	31%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	26%	12%	$17.4	$15.5	$15.9	$14.7	$13.8
Receivables from brokerage clients	(25%)	3%	$7.9	$7.7	$6.3	$7.1	$10.6
Loans to banking clients	25%	6%	$6.9	$6.5	$6.3	$6.0	$5.5
Total assets	29%	9%	$68.0	$62.3	$54.9	$51.7	$52.8
Deposits from banking clients	61%	12%	$35.5	$31.7	$26.6	$23.8	$22.0
Payables to brokerage clients	9%	8%	$23.4	$21.6	$20.6	$20.3	$21.5
Long-term debt (4)	67%	(6%)	$1.5	$1.6	$.8	$.9	$.9
Stockholders’ equity	20%	7%	$4.9	$4.6	$4.3	$4.1	$4.1

Other
Full-time equivalent employees (at quarter end, in thousands)	(10%)	1%	12.2	12.1	12.4	13.4	13.5
Annualized net revenues per average full-time equivalent employee (in thousands)	(11%)	(7%)	$331	$356	$350	$378	$371
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	(26%)	(15%)	$35	$41	$31	$67	$47

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	(3%)	(9%)	273.7	301.2	302.9	358.3	282.9
Investor Services (6)	4%	(5%)	25.0	26.3	27.7	28.7	24.0
Advisor Services (6)	(30%)	(12%)	18.4	20.8	27.4	36.6	26.4
Corporate and Retirement Services (6)	(7%)	—	1.4	1.4	1.4	1.6	1.5

Total	(5%)	(9%)	318.5	349.7	359.4	425.2	334.8

Average Revenue Per Revenue Trade (5)	(5%)	1%	$13.93	$13.84	$14.06	$14.63	$14.59

(1)

The first quarter of 2009 includes a $26 million gain relating to the repurchase of junior subordinated notes. The third quarter of 2008 includes a $29 million loss on the sale of a corporate debt security.

(2)

The third quarter, second quarter, and first quarter of 2009 include credit related other-than-temporary impairment charges on securities available for sale of $11 million, $13 million, and $14 million, respectively. The third quarter of 2008 includes an other-than-temporary impairment charge of $44 million related to a corporate debt security.

(3)

The second quarter and first quarter of 2009 include $2 million and $19 million, respectively, for individual client complaints and arbitration claims relating to Schwab YieldPlus Fund® investments (collectively YieldPlus Expenses). These expenses were offset by $4 million and $30 million of insurance recoveries, resulting in a net credit of $2 million and $11 million in other expense for the second and first quarter of 2009, respectively. The fourth quarter and third quarter of 2008 include $5 million and $8 million of YieldPlus Expenses, respectively. YieldPlus Expenses and insurance recoveries in the third quarter of 2009 were not material.

(4)	In the second quarter of 2009, the Company issued $750 million of Senior Notes that mature in 2014.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(6)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

N/M Not meaningful.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2009			2008			2009			2008
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$9,366	$7	0.30%	$4,333	$27	2.48%	$7,795	$27	0.46%	$4,808	$108	3.00%
Cash and investments segregated	16,584	16	0.38%	10,506	64	2.42%	15,815	67	0.57%	10,350	231	2.98%
Broker-related receivables (1)	383	—	0.14%	435	2	1.83%	355	1	0.38%	501	8	2.13%
Receivables from brokerage clients	7,006	89	5.04%	11,133	159	5.68%	6,457	254	5.26%	11,348	508	5.98%
Other securities owned (2)	158	—	0.87%	—	—	—	53	—	0.88%	—	—	—
Securities available for sale (3)	18,942	127	2.66%	13,493	145	4.28%	17,235	389	3.02%	10,865	360	4.43%
Securities held to maturity	2,874	28	3.87%	—	—	—	1,443	43	3.98%	—	—	—
Loans to banking clients	6,795	61	3.56%	5,232	62	4.71%	6,497	177	3.64%	4,491	164	4.88%
Loans held for sale	69	1	5.75%	51	1	7.80%	121	5	5.52%	73	3	5.49%

Total interest-earning assets	62,177	329	2.10%	45,183	460	4.05%	55,771	963	2.31%	42,436	1,382	4.35%

Other interest revenue		27			37			100			103

Total interest-earning assets	$62,177	$356	2.27%	$45,183	$497	4.38%	$55,771	$1,063	2.55%	$42,436	$1,485	4.67%

Funding sources:
Deposits from banking clients	$33,792	$32	0.38%	$20,416	$22	0.43%	$29,285	$73	0.33%	$17,862	79	0.59%
Payables to brokerage clients (4)	18,474	—	0.01%	15,084	6	0.16%	17,393	2	0.02%	15,144	49	0.43%
Short-term borrowings (5)	—	—	—	47	—	2.27%	—	—	—	47	1	2.20%
Long-term debt	1,535	22	5.69%	882	14	6.31%	1,134	51	6.01%	892	44	6.59%

Total interest-bearing liabilities	53,801	54	0.40%	36,429	42	0.46%	47,812	126	0.35%	33,945	173	0.68%

Non-interest bearing funding sources	8,376			8,754			7,959			8,491
Provision for credit losses		7			5			33			11
Other interest expense		1			3			2			8

Total funding sources	$62,177	$62	0.39%	$45,183	$50	0.44%	$55,771	$161	0.39%	$42,436	$192	0.60%

Net interest revenue		$294	1.88%		$447	3.94%		$902	2.16%		$1,293	4.07%

(1)	Includes receivables from brokers, dealers, and clearing organizations. Interest revenue on broker-related receivables was less than $500,000 in the third quarter of 2009.

(2)	Interest revenue on other securities owned was less than $500,000 in the third quarter and first nine months of 2009.

(3)	Amounts have been calculated based on amortized cost.

(4)	Interest expense on payables to brokerage clients was less than $500,000 in the third quarter of 2009.

(5)	Interest expense on short-term borrowings was less than $500,000 in the third quarter of 2008.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Notes to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior year amounts have been reclassified to conform to the 2009 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

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THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q3-09 % change		2009			2008
(In billions, at quarter end, except as noted)	vs. Q3-08	vs. Q2-09	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	35%	11%	$59.3	$53.6	$47.6	$44.4	$43.8
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	(11%)	(7%)	178.7	191.4	210.7	209.7	200.1
Equity and bond funds	(5%)	14%	40.0	35.2	31.2	33.9	42.0

Total proprietary funds	(10%)	(3%)	218.7	226.6	241.9	243.6	242.1

Mutual Fund Marketplace® (1):
Mutual Fund OneSource®	38%	55%	200.9	129.2	105.8	110.6	145.9
Mutual fund clearing services	8%	21%	74.4	61.6	52.1	54.2	68.8
Other third-party mutual funds	(8%)	(6%)	192.3	203.5	169.8	169.1	210.0

Total Mutual Fund Marketplace	10%	19%	467.6	394.3	327.7	333.9	424.7

Total mutual fund assets	3%	11%	686.3	620.9	569.6	577.5	666.8

Equity and other securities (1)	2%	17%	456.3	388.6	323.9	357.2	447.2
Fixed income securities	8%	—	169.0	168.2	164.2	164.1	156.4
Margin loans outstanding	(25%)	4%	(7.3)	(7.0)	(5.6)	(6.2)	(9.7)

Total client assets	5%	11%	$1,363.6	$1,224.3	$1,099.7	$1,137.0	$1,304.5

Client assets by business
Investor Services	2%	10%	$564.8	$515.0	$466.0	$482.6	$551.9
Advisor Services	4%	12%	564.2	505.4	457.0	477.2	542.1
Corporate and Retirement Services	11%	15%	234.6	203.9	176.7	177.2	210.5

Total client assets by business	5%	11%	$1,363.6	$1,224.3	$1,099.7	$1,137.0	$1,304.5

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services	(68%)	(38%)	$2.3	$3.7	$6.2	$8.1	$7.3
Advisor Services	(21%)	44%	11.1	7.7	9.6	11.7	14.1
Corporate and Retirement Services	117%	10%	6.5	5.9	9.5	1.9	3.0

Total net new assets	(18%)	15%	19.9	17.3	25.3	21.7	24.4

Net market gains (losses)	N/M	11%	119.4	107.3	(62.6)	(189.2)	(116.8)

Net growth (decline)	N/M	12%	$139.3	$124.6	$(37.3)	$(167.5)	$(92.4)

New brokerage accounts (in thousands, for the quarter ended)	(6%)	(8%)	181	197	207	224	193
Clients (in thousands)
Active Brokerage Accounts	4%	1%	7,620	7,556	7,479	7,401	7,310
Banking Accounts	67%	12%	667	593	508	447	399
Corporate Retirement Plan Participants	10%	(2%)	1,471	1,495	1,520	1,407	1,333

(1)	Excludes all proprietary money market, equity, and bond funds.

N/M Not meaningful

The Charles Schwab Corporation Monthly Market Activity Report For September 2009

	2008				2009									% change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Change in Client Assets
(in billions of dollars)
Net New Assets (1)	6.3	6.6	5.9	9.2	12.1	5.5	7.7	3.3	7.5	6.5	5.6	8.5	5.8	(32%)	(8%)
Net Market (Losses) Gains	(99.4)	(151.5)	(53.8)	16.1	(45.4)	(60.4)	43.2	62.7	46.9	(2.3)	56.0	23.9	39.5

Total Client Assets
(at month end, in billions of dollars)	1,304.5	1,159.6	1,111.7	1,137.0	1,103.7	1,048.8	1,099.7	1,165.7	1,220.1	1,224.3	1,285.9	1,318.3	1,363.6	3%	5%

New Brokerage Accounts
(in thousands)	72	91	60	73	64	60	83	80	57	60	58	61	62	2%	(14%)

Clients
(at month end, in thousands)
Active Brokerage Accounts	7,310	7,356	7,376	7,401	7,415	7,433	7,479	7,519	7,537	7,556	7,573	7,597	7,620	—	4%
Banking Accounts	399	427	438	447	468	475	508	544	567	593	619	646	667	3%	67%
Corporate Retirement Plan Participants	1,333	1,342	1,380	1,407	1,510	1,534	1,520	1,525	1,507	1,495	1,488	1,477	1,471	—	10%

Market Indices
(at month end)
Dow Jones Industrial Average	10,851	9,325	8,829	8,776	8,001	7,063	7,609	8,168	8,500	8,447	9,172	9,496	9,712	2%	(10%)
Nasdaq Composite	2,092	1,721	1,536	1,577	1,476	1,378	1,529	1,717	1,774	1,835	1,979	2,009	2,122	6%	1%
Standard & Poor’s 500	1,166	969	896	903	826	735	798	873	919	919	987	1,021	1,057	4%	(9%)

Clients’ Daily Average Trades
(in thousands)
Revenue Trades (2)	339.7	415.0	348.5	306.1	278.8	292.8	333.5	313.4	320.5	272.1	250.1	285.8	286.3	—	(16%)
Investor Services (3)	27.5	38.1	24.9	22.2	24.7	27.3	30.9	28.1	26.9	23.8	21.6	28.4	25.1	(12%)	(9%)
Advisor Services (3)	29.0	43.4	33.2	32.3	23.6	28.4	30.0	22.6	22.1	17.9	18.1	18.7	18.5	(1%)	(36%)
Corporate & Retirement Services (3)	1.6	1.7	1.4	1.4	1.3	1.4	1.4	1.4	1.4	1.4	1.3	1.4	1.5	7%	(6%)

Total	397.8	498.2	408.0	362.0	328.4	349.9	395.8	365.5	370.9	315.2	291.1	334.3	331.4	(1%)	(17%)

Daily Average Market Share Volume
(in millions)
NYSE	1,603	1,699	1,525	1,340	1,398	1,581	1,812	1,581	1,549	1,310	1,159	1,211	1,376	14%	(14%)
Nasdaq	2,537	2,795	2,089	1,866	2,062	2,300	2,342	2,359	2,426	2,465	2,192	2,143	2,399	12%	(5%)

Total	4,140	4,494	3,614	3,206	3,460	3,881	4,154	3,940	3,975	3,775	3,351	3,354	3,775	13%	(9%)

Mutual Fund Net Buys (Sells) (4)
(in millions of dollars)
Large Capitalization Stock	(1,496.8)	(2,070.5)	(1,437.6)	(1,589.9)	428.2	(1,058.5)	(932.5)	419.7	437.7	97.0	128.7	(61.5)	(352.9)
Small / Mid Capitalization Stock	(243.7)	(1,096.1)	(507.5)	(362.3)	511.3	(350.9)	(341.9)	427.2	572.9	344.8	330.3	614.9	266.6
International	(2,240.3)	(3,022.2)	(1,403.6)	(1,463.2)	586.3	(742.3)	(1,014.9)	418.5	669.5	683.2	647.9	592.7	294.6
Specialized	(571.8)	(1,037.5)	(328.0)	(289.2)	257.9	89.0	(115.0)	120.8	276.4	221.5	258.5	207.2	192.8
Hybrid	(320.7)	(1,229.5)	(662.3)	(224.9)	213.9	(56.6)	76.8	374.6	332.4	336.9	326.1	454.7	545.5
Taxable Bond	(894.9)	(2,787.4)	(729.7)	696.5	2,228.3	1,714.7	2,182.3	2,384.2	2,771.5	2,284.8	2,842.2	3,361.7	3,958.7
Tax-Free Bond	(97.9)	(622.6)	(165.0)	(206.4)	506.2	532.8	449.6	505.0	630.2	520.9	700.5	882.9	893.6
Money Market Funds	3,973.6	2,944.9	2,408.6	4,279.3	(459.4)	116.1	915.1	(7,932.2)	(5,801.4)	(5,522.6)	(3,553.7)	(4,240.1)	(4,938.0)

(1)	August 2009 includes inflows of $2.2 billion related to a mutual fund clearing services client.

(2)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.